Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

July 2011 Performance Update

The Frontier Fund Supplement Dated July 31, 2011 to Prospectus Dated April 30, 2011.

The Frontier Fund Class 2 Original

T H E    F RO N T I E R    F U N D’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	July 31, 2011	July 31, 2011	NAV /Unit
	MTD	YTD
Balanced Series-2	-1.17%	-0.82%	$158.15
Balanced Series-2a	-1.27%	-1.50%	$131.65
Berkeley/Graham/Tiverton Series-2	0.75%	-6.67%	$122.94
Currency Series-2	-1.03%	-5.07%	$90.59
Long/Short Commodity Series-2	5.60%	13.47%	$173.91
Winton/Graham Series-2	4.77%	1.03%	$145.52
Winton Series-2	5.85%	5.12%	$161.87
Long Only Commodity Series-2	1.74%	2.49%	$106.30
Managed Futures Index Series-2	2.25%	-9.00%	$118.02

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of July 31, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,196,843.28)
Unrealized trading gain/(loss)			657,055.91
Less: commissions			(76,884.56)
Less: FCM fees			(23,412.79)
Foreign currency gain/(loss)			16,316.09
Interest income			14,173.91

Total Income			(609,594.72)

EXPENSES

Management fees			40,372.02
Incentive fees			138,782.19

Total Expenses			179,154.21

Net Income (Loss)			$(788,748.93)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	422,273.54518	$67,571,265.59	160.02
Current month additions	26.92002	4,261.68
Current month redemptions	(1,044.62765)	(165,300.52)
Net Income (loss) for current month		(788,748.93)

Net Asset Value, end of current month	421,255.83755	$66,621,477.82	158.15

	Monthly rate of return		-1.17%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete /s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner Equinox Fund Management LLC 1775 Sherman Street, Suite 2500 Denver, Colorado 80203 On Behalf of the Frontier Fund - Balanced Series 2

THE FRONTIER FUND BALANCED SERIES - 2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(57,385.03)
Unrealized trading gain/(loss)			31,404.01
Less: commissions			(3,701.23)
Less: FCM fees			(1,126.85)
Foreign currency gain/(loss)			771.87
Interest income			4,139.58

Total Income			(25,897.65)

EXPENSES

Trading Fee			6,937.23
Management fees			1,947.07
Incentive fees			6,660.51

Total Expenses			15,544.81

Net Income (Loss)			$(41,442.46)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	24,520.09355	$3,269,787.25	133.35
Current month additions	—	—
Current month redemptions	(225.87765)	(29,962.82)
Net Income (loss) for current month		(41,442.46)

Net Asset Value, end of current month	24,294.21590	$3,198,381.97	131.65

	Monthly rate of return		-1.27%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete /s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner Equinox Fund Management LLC 1775 Sherman Street, Suite 2500 Denver, Colorado 80203 On Behalf of the Frontier Fund - Balanced Series 2a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(74,554.34)
Unrealized trading gain/(loss)			134,297.44
Less: commissions			(4,612.58)
Less: FCM fees			(2,054.01)
Foreign currency gain/(loss)			(441.24)
Interest income			2,313.17

Total Income			54,948.44

EXPENSES

Management fees			15,865.37
Incentive fees			—

Total Expenses			15,865.37

Net Income (Loss)			$39,083.07

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	42,729.95534	$5,214,054.79	122.02
Current month additions	—	—
Current month redemptions	(356.81837)	(43,718.91)
Net Income (loss) for current month		39,083.07

Net Asset Value, end of current month	42,373.13697	$5,209,418.95	122.94

	Monthly rate of return		0.75%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 2

THE FRONTIER FUND CURRENCY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$9,733.12
Unrealized trading gain/(loss)			(67,384.56)
Net change in inter-series payables			58,176.69
Less: FCM fees			(1,597.85)
Interest income			869.93

Total Income			(202.67)

EXPENSES

Management fees			1,057.12
Incentive fees			—

Total Expenses			1,057.12

Net Income (Loss)			$(1,259.79)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,338.56941	$122,526.38	91.54
Current month additions	—	—
Current month redemptions	(18.38863)	(1,670.62)
Net Income (loss) for current month		(1,259.79)

Net Asset Value, end of current month	1,320.18078	$119,595.97	90.59

	Monthly rate of return		-1.03%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete /s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner Equinox Fund Management LLC 1775 Sherman Street, Suite 2500 Denver, Colorado 80203 On Behalf of the Frontier Fund - Currency Series 2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$198,838.31
Unrealized trading gain/(loss)			556,932.70
Less: commissions			(4,865.83)
Less: FCM fees			(4,448.68)
Foreign currency gain/(loss)			156.34
Interest income			19,718.06

Total Income			766,330.90

EXPENSES

Management fees			53,014.24
Incentive fees			98,735.01

Total Expenses			151,749.25

Net Income (Loss)			$614,581.65

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	67,162.97528	$11,061,057.30	164.69
Current month additions	—	—
Current month redemptions	(699.71443)	(116,875.32)
Net Income (loss) for current month		614,581.65

Net Asset Value, end of current month	66,463.26085	$11,558,763.63	173.91

	Monthly rate of return		5.60%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long/Short Commodity Series 2

THE FRONTIER FUND WINTON/GRAHAM SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(7,910.91)
Unrealized trading gain/(loss)			387,725.23
Less: commissions			(5,808.61)
Less: FCM fees			(2,785.79)
Foreign currency gain/(loss)			34.71
Interest income			3,831.09

Total Income			375,085.72

EXPENSES

Management fees			17,310.19
Incentive fees			27,541.06

Total Expenses			44,851.25

Net Income (Loss)			$330,234.47

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	49,929.68329	$6,934,998.14	138.90
Current month additions	—	—
Current month redemptions	(325.34909)	(46,680.13)
Net Income (loss) for current month		330,234.47

Net Asset Value, end of current month	49,604.33420	$7,218,552.48	145.52

	Monthly rate of return		4.77%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Winton/Graham Series 2

THE FRONTIER FUND WINTON SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(11,245.58)
Unrealized trading gain/(loss)			735,069.87
Less: commissions			(624.35)
Less: FCM fees			(4,377.44)
Foreign currency gain/(loss)			(154.03)
Interest income			7,887.95

Total Income			726,556.42

EXPENSES

Management fees			21,645.80
Incentive fees			69,651.49

Total Expenses			91,297.29

Net Income (Loss)			$635,259.13

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	70,984.32176	$10,855,179.07	152.92
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		635,259.13

Net Asset Value, end of current month	70,984.32176	$11,490,438.20	161.87

	Monthly rate of return		5.85%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete /s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner Equinox Fund Management LLC 1775 Sherman Street, Suite 2500 Denver, Colorado 80203 On Behalf of the Frontier Fund - Winton Series 2

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$4,612.25
Unrealized trading gain/(loss)			353.34
Less: commissions			—
Less: FCM fees			(117.09)
Foreign currency gain/(loss)			—
Interest income			545.64

Total Income			5,394.14

EXPENSES

Management fees			315.72
Incentive fees			—

Total Expenses			315.72

Net Income (Loss)			$5,078.42

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,794.93534	$292,009.66	104.48
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		5,078.42

Net Asset Value, end of current month	2,794.93534	$297,088.08	106.30

	Monthly rate of return		1.74%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Long Only Commodity Series 2

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(94,995.87)
Unrealized trading gain/(loss)			160,990.14
Less: commissions			(626.63)
Less: FCM fees			(1,111.99)
Foreign currency gain/(loss)			402.09
Interest income			4,748.21

Total Income			69,405.95

EXPENSES

Management fees			5,996.02
Incentive fees

Total Expenses			5,996.02

Net Income (Loss)			$63,409.93

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	24,437.89489	$2,820,775.79	115.43
Current month additions	—	—
Current month redemptions	—	—
Net Income (loss) for current month		63,409.93

Net Asset Value, end of current month	24,437.89489	$2,884,185.72	118.02

	Monthly rate of return		2.25%

To the best of my knowledge and belief, the information contained in this statement is accurate and complete /s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund - Managed Futures Index Series 2